--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    EXHIBIT 25.2

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ---------------

                                       FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                        TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   ---------------

                          U.S. TRUST COMPANY OF TEXAS, N.A.
                 (Exact name of trustee as specified in its charter)

                                                   75-2353745
    (State of incorporation                     (I.R.S. employer
     if not a national bank)                   identification No.)

   2001 Ross Ave, Suite 2700                          75201
         Dallas, Texas                              (Zip Code)
     (Address of trustee's
  principal executive offices)

                                  Compliance Officer
                          U.S. Trust Company of Texas, N.A.
                              2001 Ross Ave, Suite 2700
                                 Dallas, Texas  75201
                                    (214) 754-1200
              (Name, address and telephone number of agent for service)

                                   ---------------

                           Packaging Corporation of America
                 (Exact name of obligor as specified in its charter)

           Delaware                                 36-4277050
 (State or other jurisdiction of                 (I.R.S. employer
  incorporation or organization)                identification No.)

     1900 West Field Court
         Lake Forest, IL                              60045
(Address of principal executive offices)            (Zip Code)

                                   ---------------
                   12 3/8% Subordinated Exchange Debentures due 2010
                         (Title of the indenture securities)

--------------------------------------------------------------------------------

                                       GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                    (Board of Governors of the Federal Reserve System)
                Federal Deposit Insurance Corporation, Dallas, Texas
                The Office of the Comptroller of the Currency, Dallas, Texas

     (b)   Whether it is authorized to exercise corporate trust powers.

                The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                                  As of May 25, 1999

--------------------------------------------------------------------------------

                   Col A.                                Col B.

--------------------------------------------------------------------------------

               Title of Class                      Amount Outstanding

--------------------------------------------------------------------------------

  Capital Stock - par value $100 per share            5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

     T-1.1  -   A copy of the Articles of Association of U.S. Trust Company of
                Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2  -   A copy of the certificate of authority of the Trustee to
                commence business; incorporated herein by reference to Exhibit
                T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3  -   A copy of the authorization of the Trustee to exercise
                corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                No. 22-21897.

     T-1.4  -   A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
                No. 22-21897.

     T-1.6  -   The consent of the Trustee required by Section 321(b) of the
                Trust Indenture Act of 1939.

     T-1.7  -   A copy of the latest report of condition of the Trustee
                published pursuant to law or the requirements of its supervising or examining authority.


                                         NOTE

As of May 25, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 25, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,597,534 shares of $1 par value Common Stock as of May 25, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                   ---------------

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of May, 1999.

                                   U.S. Trust Company
                                   of Texas, N.A., Trustee



                                   By:  /s/John Guiliano
                                        ----------------
                                        Authorized Officer

                                                                 Exhibit T-1.6



                                  CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of R & B Falcon Corporation, Senior Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                   U.S. Trust Company of Texas, N.A.



                                   By:  /s/John Guiliano
                                        ----------------
                                        Authorized Officer

                                                                 EXHIBIT T-1.7



                                        Board of Governors of the Federal
                                        Reserve System
                                        OMB Number:  7100-0036
                                        Federal Deposit Insurance Corporation
                                        OMB Number:  3064-005
                                        Office of the Comptroller of the
                                        Currency
 Federal Financial Institutions         OMB Number:  1557-0081
 Examination Council                    Expires March 31, 2001

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--------

                                        (1)
                                        Please Refer to Page I,
 (LOGO)                                 Table of Contents, for
                                        the required disclosure
                                        of estimated burden.

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--------

CONSOLIDATED REPORTS OF CONDITION
AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL
ASSETS OF LESS THAN $100 MILLION        (19990331)
OR MORE BUT LESS THAN $300              ----------
MILLION - - FFIEC  033                  (RCRI 9999)


REPORT AT THE CLOSE OF BUSINESS         This report form is to be filed by banks
MARCH 31, 1999                          with domestic offices only.  Banks with
                                        branches and consolidated subsidiaries
This report is required by law:         in U.S. territories and possessions,
12 U.S.C. Section Section 324           Edge or Agreement subsidiaries, foreign
(State member banks); 12 U.S.C.         branches, consolidated foreign
Section Section 1817 (State             subsidiaries, or International Banking
nonmember banks); and 12 U.S.C.         Facilities must file FFIEC 031.
Section Section 161 (National
banks).

--------------------------------------------------------------------------------
--------

NOTE:  The Reports of Condition and     The Reports of Condition and Income are
Income must be signed by an             to be prepared in accordance with
authorized officer and the Report of    Federal regulatory authority
Condition must be attested to by not    instructions.  NOTE:  these instructions
less than two directors (trustees)      may in some cases differ from generally
for State nonmember banks and three     accepted accounting principles.
directors for State member and
National Banks.

I,   Alfred B. Childs, Managing Director
   --------------------------------------
    Name and Title of Officer
    Authorized to Sign Report

of the named bank do hereby declare     We, the undersigned directors
that these Reports of Condition and     (trustees), attest to the correctness of
Income (including the supporting        this Report of Condition (including the
schedules) have been prepared in        supporting schedules) and declare that
conformance with the instructions       it has been examined by us and to the
issued by the appropriate Federal       best of our knowledge and belief has
regulatory authority and are true to    been prepared in conformance with the
the best of my knowledge and belief.    instructions issued by the appropriate
                                        Federal regulatory authority and is true and correct.

/s/    Alfred B. Childs                 /s/   Stuart M. Pearman
--------------------------------        --------------------------
  Signature of Officer Authorized to     Director (Trustee)
  Sign Report
                                        /s/.    J. T. More, Jr.
April 21, 1999                          --------------------------
--------------------------------         Director (Trustee)
 Date of Signature

                                        /s/.    Arthur White
                                        --------------------------
                                         Director (Trustee)

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--------

SUBMISSION OF REPORTS

Each bank must prepare its Reports of   For electronic filing assistance,
Condition and Income either:            contact EDS Call Report Services, 2150
(a)  in electronic form and then file   North Prospect Avenue, Milwaukee, WI
     the computer data file directly    53202, telephone (800) 255-1571.
     with the banking agencies'
     collection agent, Electronic Data  To fulfill the signature and attestation
     Systems Corporation (EDS), by      requirement for the Reports of Condition
     modem or on computer diskette; or  and Income for this report date, attach
(b)  in hard-copy (paper) form and      this signature page to the hard-copy
     arrange for another party to       record of the completed report that the
     convert the paper report to        bank places in its files.
     electronic form. That party (if
     other than EDS) must transmit the
     bank's computer data file to EDS.

---------------------------------------------------------------------------
--------

 FDIC Certificate Number    33217       US TRUST COMPANY OF TEXAS, NATIONAL
                         -----------    ASSOCIATION
                         (RCRI 9050)    -----------------------------------
                                        Legal Title of Bank (TEXT 9010)

                                        DALLAS
                                        -----------------------------------
                                        City (TEXT 9130)

                                        TX             75201
                                        -----------------------------------
                                        State Abbrev.  Zip Code.
                                        (TEXT 9200)    (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency


U.S. TRUST COMPANY OF TEXAS, N.A.      Call Date:       3/31/1999     State #:  48-6797     FFIEC  033
2001 ROSS AVENUE, SUITE 2700           Vendor ID:               D     Cert #:   33217       RC-1
DALLAS, TX  75201                      Transit #:        11101765
                                                                                          --------------
                                                                                                 9
                                                                                          --------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                             C200
                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
ASSETS

  1.  Cash and balances due from depository institutions:                                                  RCON
                                                                                                           ----  ----------
      a.  Noninterest-bearing balances and currency and coin (1,2)_________________    ______  _______     0081      1,297    1.a
                                                                                                                 ----------
      b.  Interest bearing balances (3)____________________________________________    ______  _______     0071        696    1.b
                                                                                                                 ----------
  2.  Securities:
                                                                                                                 ----------
      a.  Held-to-maturity securities (from Schedule RC-B, column A)_______________    ______  _______     1754          0    2.a
                                                                                                                 ----------
      b.  Available-for-sale securities (from Schedule RC-B, column D)_____________    ______  _______     1773    131,683    2.b
                                                                                                                 ----------
  3.  Federal funds sold (4) and securities purchased under agreements to resell:                          1350      6,000    3
                                                                                                                 ----------
  4.  Loans and lease financing receivables:                                             RCON
                                                                                         ---- ---------
      a.  Loans and leases, net of unearned income (from Schedule RC-C)____________      2122   22,709                        4.a
                                                                                              ---------
      b.  LESS:  Allowance for loan and lease losses_______________________________      3123      260                        4.b
                                                                                              ---------
      c.  LESS:  Allocated transfer risk reserve___________________________________      3128        0                        4.c
                                                                                              ---------

      d.  Loans and leases, net of unearned income, allowance, and reserve                                 RCON
                                                                                                           ----  ----------
           (item 4.a minus 4.b and 4.c)____________________________________________    ______  _______     2125     22,249    4.d
                                                                                                                 ----------
  5.  Trading assets_______________________________________________________________    ______  _______     3545          0    5.
                                                                                                                 ----------
  6.  Premises and fixed assets (including capitalized leases)_____________________    ______  _______     2145        917    6.
                                                                                                                 ----------
  7.  Other real estate owned (from Schedule RC-M)_________________________________    ______  _______     2150          0    7.
                                                                                                                 ----------
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)_________________________________________________________    ______  _______     2130          0    8.
                                                                                                                 ----------
  9.  Customers' liability to this bank on acceptances outstanding_________________    ______  _______     2155          0    9.
                                                                                                                 ----------
 10.  Intangible assets (from Schedule RC-M)_______________________________________    ______  _______     2143      1,950    10.
                                                                                                                 ----------
 11.  Other assets (from Schedule RC-F)____________________________________________    ______  _______     2160      2,527    11.
                                                                                                                 ----------
 12.  Total assets (sum of items 1 through 11)_____________________________________    ______  _______     2170    167,519    12.
                                                                                                                 ----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.      Call Date:       03/31/1999    State #:  48-6797     FFIEC  033
2001 ROSS AVENUE, SUITE 2700           Vendor ID:                D    Cert #:   33217       RC-2
DALLAS, TX  75201                      Transit #:         11101765
                                                                                          --------------
                                                                                                10
                                                                                          --------------

SCHEDULE RC - CONTINUED

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13.  Deposits:
      a.  In domestic offices (sum of totals of                                                            RCON
                                                                                                           ----  ----------
           columns A and C from Schedule RC-E)_____________________________________     RCON               2200    141,618   13.a
                                                                                        ----  ----------         ----------
           (1)  Noninterest-bearing (1)____________________________________________     6631      8,794                      13.a.1
                                                                                              ----------
           (2)  Interest-bearing __________________________________________________     6636    132,824                      13.a.2
                                                                                              ----------
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (1)  Noninterest-bearing_______________________________________________
            (2)  Interest-bearing__________________________________________________
                                                                                                                 ----------
 14.  Federal funds purchased(2)  and securities sold under agreements to                                  RCON          0   14
                                                                                                           ----
      repurchase:                                                                                          2800
                                                                                                                 ----------
 15.  a.  Demand notes issued to the U.S. Treasury_________________________________   ______    _______    2840          0   15.a
                                                                                                                 ----------
      b.  Trading liabilities______________________________________________________   ______    _______    3548          0   15.b
                                                                                                                 ----------
 16.  Other borrowed money:
                                                                                                                 ----------
      A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS____________________________   ______    _______    2332          0   16.a
                                                                                                                 ----------
      B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS_______  ______    _______    A547      2,000   16.b
                                                                                                                 ----------
      C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS________________________  ______    _______    A548      1,000   16.c
                                                                                                                 ----------
 17.  Not applicable
                                                                                                                 ----------
 18.  Bank's liability on acceptances executed and outstanding_____________________   ______    _______    2920          0   18.
                                                                                                                 ----------
 19.  Subordinated notes and debentures____________________________________________   ______    _______    3200          0   19.
                                                                                                                 ----------
 20.  Other liabilities (from Schedule RC-G)_______________________________________   ______    _______    2930      2,317   20.
                                                                                                                 ----------
 21.  Total liabilities (sum of items 13 through 20)_______________________________   ______    _______    2948    146,935   21.
 22.  Not applicable
                                                                                                                 ----------

EQUITY CAPITAL
                                                                                                                 ----------

                                                                                                          RCON
                                                                                                          ----
 23.  Perpetual preferred stock and related surplus________________________________   ______    ______    3838       7,000   23.
                                                                                                                 ----------
 24.  Common stock_________________________________________________________________   ______    ______    3230         500   24.
                                                                                                                 ----------
 25.  Surplus (exclude all surplus related to preferred stock)_____________________   ______    ______    3839       8,384   25.
                                                                                                                 ----------
 26.  a.  Undivided profits and capital reserves___________________________________   ______    ______    3632       4,406   26.a
                                                                                                                 ----------

      b.  Net unrealized holding gains (losses) on available-for-sale securities___   ______    ______    8434         294   26.b
                                                                                                                 ----------
 27.  Cumulative foreign currency translation adjustments__________________________
                                                                                                                 ----------
 28.  Total equity capital (sum of items 23 through 27)____________________________   ______    ______    3210      20,584   28.
                                                                                                                 ----------
 29.  Total liabilities and equity capital (sum of items 21 and 28)________________   ______    ______    2257     167,519   29.
                                                                                                                 ----------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
NUMBER
1. Indicate in the box at the right the number of the statement below that best describes the                    ----------
   most comprehensive level of auditing work performed for the bank by independent external
   auditors as of any date during 1998____________________________________________________                6724           1   M.1
                                                                                                                 ----------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors 7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.